SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 23, 2003

Belmont Bancorp.

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

0-12724	34-1376776
(Commission File Number)	(I.R.S. Employer Identification No.)

325 Main Street, Bridgeport, Ohio	43912
(Address of Principal Executive Offices)	(Zip Code)

(740) 695-3323

Registrant’s Telephone Number, Including Area Code:

NO CHANGE

(Former Name or Former Address, if Changed Since Last Report)

ITEM 7. Financial Statements and Exhibits

(c) Exhibits

99.1 News Release issued by Belmont Bancorp., dated April 23, 2003

ITEM 9. Regulation FD Disclosure (Information furnished in this Item 9 is furnished under Item 12)

On April 23, 2003, Belmont Bancorp. issued a news release announcing its earnings for the three month period ending March 31, 2003. This news release is attached as Exhibit 99.1, which is incorporated herein by reference.

This information furnished under this “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Disclosure of Results of Operations and Financial Condition.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELMONT BANCORP. (Registrant)

/s/ JANE R. MARSH
Jane R. Marsh Chief Financial Officer

April 23, 2003